Exhibit 10.1

COLLECTIVE AGREEMENT

BETWEEN

AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD.

(COMPANY REGISTRATION NUMBER 200512010Z)

AND ITS SINGAPORE AFFILIATES

AND

UNITED WORKERS OF ELECTRONIC & ELECTRICAL INDUSTRIES

1st JULY 2013 - 30th JUNE 2016

Avago Technologies Singapore Employees’ Agreement of 2013 (ASCA)

Avago Technologies Singapore Employees’ Agreement of 2013 (ASCA)

(III)	TERMS AND BENEFITS ON TERMINATION OF EMPLOYMENT
	CLAUSE 12	RETIREMENT AND RE-EMPLOYMENT OF OLDER EMPLOYEES	5
	CLAUSE 13	RETRENCHMENT	7

(IV)	SALARY AND OTHER MONETARY ITEMS
	CLAUSE 14	SALARY	7
	CLAUSE 15	ANNUAL VARIABLE COMPONENT	8
	CLAUSE 16	SHIFT PREMIUM	9
	CLAUSE 17	QUALITY WORK LIFE INCENTIVE PROGRAMME	9

(V)	LEAVE ITEMS
	CLAUSE 18	SICK LEAVE	10
	CLAUSE 19	LONG TERM SICK LEAVE	10
	CLAUSE 20	ANNUAL LEAVE	11
	CLAUSE 21	MATERNITY LEAVE	12
	CLAUSE 22	PATERNITY LEAVE	13
	CLAUSE 23	MARRIAGE LEAVE	14
	CLAUSE 24	COMPASSIONATE LEAVE	14

Avago Technologies Singapore Employees’ Agreement of 2013 (ASCA)

(VI)	MEDICAL AND DENTAL BENEFITS AND INSURANCE
	CLAUSE 25	MEDICAL AND HOSPITALISATION BENEFITS	15
	CLAUSE 26	FLEXIBLE BENEFITS	16
	CLAUSE 27	DENTAL TREATMENT	16
	CLAUSE 28	BASIC LIFE INSURANCE	16
	CLAUSE 29	WORK INJURY COMPENSATION	17

(VII)	MISCELLANEOUS ITEMS
	CLAUSE 30	SAVINGS PLAN	17
	CLAUSE 31	SAFETY COMMITTEE	18
	CLAUSE 32	EDUCATION ASSISTANCE	18
	CLAUSE 33	UNION’S DAY	18
	CLAUSE 34	EQUAL REMUNERATION	18

Avago Technologies Singapore Employees’ Agreement of 2013 (ASCA)

THIS COLLECTIVE AGREEMENT is made pursuant to the provisions of the Industrial Relations Act this 29th day of August 2013 between the AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE LTD. (Company Registration Number 200512010Z) AND ITS AFFILIATES, incorporated in the Republic of Singapore and having its place of business at No. 1 Yishun Avenue 7, Singapore 768923 (hereinafter referred to as the “Company”) of the one part and the UNITED WORKERS OF ELECTRONICS & ELECTRICAL INDUSTRIES of 252 Tembeling Road, #03-07 Tembeling Centre, Singapore 423731, a trade union of employees registered pursuant to the Trade Unions Act (hereinafter referred to as the “Union”) of the other part.

NOW IT IS HEREBY AGREED AND DECLARED between the parties hereto as follows:

CLAUSE 1 TITLE

This Agreement shall be known as the “AVAGO TECHNOLOGIES SINGAPORE EMPLOYEES’ AGREEMENT OF 2013”.

CLAUSE 2 SCOPE

This Agreement shall cover all locally engaged, confirmed, full-time employees of the Company in Singapore with the exception of staff holding -

(a)	Managerial, executive, professional (e.g. engineers, accountants), supervisory positions.

CLAUSE 3 DURATION OF AGREEMENT

(1)	This Agreement takes effect on 1st July 2013 and shall remain in force for a period of 3 years until 30th June 2016.

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(2)	During the currency of this Agreement, neither the Company nor the Union shall seek to vary, modify or annul any of its terms in any way whatsoever, save as is provided herein or by operation of law.

(3)	Negotiations for a new collective agreement may commence three months before the expiry of this Agreement.

CLAUSE 4 RECOGNITION

(1)	The Company recognises the Union as the sole collective negotiating body in respect of all terms and conditions of service of the employees coming within the scope of this Agreement.

(2)	The Union recognises the rights of the Company to control, operate and manage its business in all respects.

(3)	The Union shall use its best endeavours to see that all its members loyally co-operate in working for the advancement of the Company’s interest and business.

CLAUSE 5 NON-UNION MEMBERS

Employees belonging to levels within the scope of this Agreement, who are not members of the Union shall not receive benefits more favourable than those conferred on the Union members under this Agreement.

CLAUSE 6 GRIEVANCE PROCEDURE

(1)	Recognising the value and importance of full discussions in clearing up misunderstanding and preserving harmonious relations, every reasonable effort shall be made by both the Union and the Company to quickly dispose of any grievances from employees at the earliest possible stage.

(2)	In line with the approach outlined in sub-clause (1) of this clause, the following procedure shall be adhered to in the handling of grievances:

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(a)	Step One

An employee having a grievance may, within three working days of its arising, bring it to the attention of the employee’s immediate supervisor who shall make a decision within three working days after it has been brought to the supervisor’s attention.

(b)	Step Two

If the employee concerned is dissatisfied with the decision of the employee’s supervisor, or if the grievance is against the supervisor personally, then the employee may within three working days of the supervisor’s decision bring the employee’s grievance to the attention of the Department Manager who shall make a decision within three working days after it has been brought to the Department Manager’s attention.

(c)	Step Three

If the employee concerned is dissatisfied with the decision of the Department Manager, the employee may refer the matter to the Union branch committee, which may present the matter within three working days after it has been brought to the Union branch committee’s attention to the Human Resources Manager, who shall make a decision within three working days after it has been brought to the Human Resources Manager’s attention.

(d)	Step Four

If the Union branch committee is dissatisfied with the decision of the Human Resources Manager, then the Union may present the matter to the Division VP within three working days. The decision of the Division VP shall then be given to the Union within three working days after the matter has been brought to his or her attention (or at such

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later date as may be mutually agreed) of the grievance being discussed.

(3)	The employee may at the employee’s option be accompanied by a representative of the Union branch committee at any stage of the foregoing grievance procedure.

(4)	In the event of there being no settlement at Step Four, the matter shall be referred to the Ministry of Manpower for conciliation. If the matter is still not settled, the provisions of clause 7 of this Agreement shall be invoked.

CLAUSE 7 REFEREE

Any dispute between the parties to this Agreement while it is in force and arising out of its operation shall be referred by either party to the President of the Industrial Arbitration Court who shall have the discretion to select a referee appointed in accordance with section 43 of the Industrial Relations Act to determine the dispute.

CLAUSE 8 PROBATION

(1)	A newly engaged employee shall serve a probationary period of three months subject to, if necessary, a further three months’ extension, in which case the employee shall be so informed in writing including the reason therefor, before the expiration of the first three months. Notice of termination shall be in accordance with the terms and conditions of employment.

(2)	On completion of the probationary period, an employee shall be deemed to have been confirmed in the Company’s permanent establishment from the date of first employment unless the employee’s service is terminated by the Company.

CLAUSE 9 PROMOTION

(1)	An employee is deemed promoted when the employee is moved from the current job to another job with a higher salary mid point.

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(2)	In the case of promotion at other than a normal incremental date, the employee’s base pay shall be increased to the minimum salary of the new job or by 8% of the mid point of the employee’s last job, whichever is greater. The employee’s normal incremental date shall not be changed.

(3)	If the promotional date coincides with the normal incremental date, the promotion increases shall be granted plus the normal increment in the new job.

CLAUSE 10 WORKING HOURS

The working hours for factory personnel shall be one of the following:

(a)	8-Hour Shift / Normal Shift

Monday – Friday

Normal Shift      :    8.30 am – 5.30 pm

1st Shift             :    7.00 am – 3.30 pm

(b)	12-Hour Shift

Day                    :    6.55 am – 7.05 pm

Night                  :    6.55 pm – 7.05 am

CLAUSE 11 WORK ON REST DAY AND PUBLIC HOLIDAY

(1)	Every employee shall have one rest day per week, which shall normally be on Sunday. If this is not on Sunday, the employee shall be notified accordingly.

(2)	If and when an employee is required to work on the employee’s rest day or any public holiday, the employee shall be paid in accordance with the Employment Act.

CLAUSE 12 RETIREMENT AND RE-EMPLOYMENT OF OLDER EMPLOYEES

(1)	The retirement age for every Singaporean and Singapore Permanent Resident employees shall be in accordance with the prevailing legislation.

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(2)	The Company shall provide pre-retirement planning for retiring employees at least six months prior to re-employment.

(3)	The Company shall provide re-employment to retiring employees subject to the following:

(a)	Employee must be medically fit to continue working; and

(b)	Employee must have satisfactory or above work performance.

(4)	The Company shall provide the employee the employment contract no less than three months before retirement.

(5)	Employees who are eligible for re-employment with the company shall be offered re-employment in one of the following job arrangement:

(a)	Re-employed in the same job; or

(b)	Re-employed with modifications to the existing job or re-deployed to a different job.

(6)	The duration of re-employment will be at least one year, renewable up to the age of 65 so long as the employees continues to meet the eligibility criteria stated in sub-clause (3).

(7)	The revised re-employment terms and conditions offered to employees shall take into consideration terms equitable to the staff and the cost competitiveness for the Company and shall be in accordance with the Tripartite Guidelines on The Re-employment of Older Employees.

(8)	In the event that the Company is not able to offer re-employment to an eligible employee, the Company shall provide employment assistance to the staff as follows:

(a)	A one-off Employment Assistance Payment (EAP) equivalent to a minimum sum of $4,500 or 3 months’ gross salary capped at $10,000, whichever is greater.

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CLAUSE 13 RETRENCHMENT

(1)	In the event of redundancy arising, the Company shall inform the Union in writing of impending retrenchment at least one month before retrenchment notices are given to the affected employees.

(2)	The notice of termination of service to any employee so affected shall not be less than two months or two months’ pay in lieu thereof. The combination of notice and pay in lieu of notice shall be two months.

(3)	The compensation payable to retrenched employees shall be as follows:

(a)	One month’s salary for each completed year of service and pro-ration of each completed month for an incomplete year of service, capped at 25 years of service.

(b)	Pro-rated unconsumed annual leave.

(c)	Pro-rated annual wage supplement.

(d)	Payment in lieu of maternity leave if employee is certified pregnant on date of retrenchment.

CLAUSE 14 SALARY

(1)	Every employee shall be paid salary in accordance with the salary ranges set out in Appendix I to this Agreement.

(2)	The annual incremental date shall be 1st July of each calendar year.

(3)	The Company and the Union shall negotiate annually on the quantum of annual increment payable to employees covered by this Agreement. The quantum of annual increment payable to employees shall depend on the employee’s performance rank. Such negotiation shall commence at the beginning of April of each year.

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CLAUSE 15 ANNUAL VARIABLE COMPONENT

Annual Variable Component (AVC) consists of the Annual Wage Supplement, the Annual Variable Payment and the Avago Performance Bonus Programme.

(a)	Annual Wage Supplement

(i)	The Company shall pay an annual wage supplement equivalent to one month’s base salary to each eligible employee.

(ii)	New hires who have not completed 12 months’ service as at 31st December each year shall be paid an annual wage supplement on a pro–rated basis for the number of completed months of service. Fifteen or more days shall be treated as a completed month of service.

(iii)	The annual wage supplement shall be based on base salary paid as of 31st December of each year. Employees not on the payroll as of 31st December shall not be eligible to receive the annual wage supplement.

(b)	Annual Variable Payment

(i)	The Company and the Union shall negotiate annually on the percentage of annual variable payment payable to eligible employees covered by this Agreement. Such negotiation shall commence in April of each year.

(ii)	The annual variable payment quantum shall be paid out in two equal payments in a year, i.e. January and July of each year.

(iii)	The amount that each eligible employee gets shall depend on the employee’s performance rank.

(iv)	Eligible employees are defined as employees hired on or before 30th June of each year who are active and confirmed on the Company’s payroll at the time of payment.

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(v)	In the event of unfavourable business and economic conditions, the Company and the Union shall review the annual variable payment payout.

(c)	Avago Performance Bonus Programme

The Avago Performance Bonus Programme is a global variable payment programme. Employees shall be paid the Avago Performance Bonus according to the design of this programme.

CLAUSE 16 SHIFT PREMIUM

(1)	12-hour day shift premium shall be $8.00 per shift worked.

(2)	12-hour night shift premium inclusive of meal allowance shall be $20.00 per shift worked.

CLAUSE 17 QUALITY WORK LIFE INCENTIVE PROGRAMME

(1)	The Quality Work Life Incentive is to reward employees who have taken extra efforts in maintaining their health as well as in coming to work regularly during the calendar year.

(2)	A monthly incentive of S$25 shall be paid at the end of each month to employees who have demonstrated full commitment to the Programme. The maximum reward for the Programme shall be S$300 per annum.

(3)	When an employee fails to show up for work and has a sick leave certificate from any Government Polyclinics, Company Appointed Clinics, Government or restructured hospital; is absent or on approved unpaid leave, the Company shall deduct $10 per day from the incentive for each day lost from the Programme during the period of review.

(4)	As this is an annual Programme but paid out on a monthly basis, such days lost from the Programme shall be cumulative for the period of review. However, the following shall not be considered for cumulative deductions for the purposes of this incentive:

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(a)	Contagious and communicable virus/diseases like chicken pox, measles, conjunctivitis, small pox, mumps and HFM disease;

(b)	Approved unpaid leave for religious pilgrimage and maternity leave;

(c)	Medical leave as a result of industrial accidents covered under Work Injury Compensation Act and dental surgery.

CLAUSE 18 SICK LEAVE

(1)	Every employee shall be entitled to paid sick leave of 14 days in each year if no hospitalisation is necessary.

(2)	Every employee shall be entitled to hospitalisation leave up to 60 days in each year less the amount of sick leave taken.

(3)	Paid sick leave shall only be granted on the certification of the Company appointed doctors or a Government medical officer.

(4)	The Company may give sympathetic consideration to the granting of sick leave in excess of the 14 days.

(5)	An employee away on certified sick leave shall inform the employee’s supervisor, or department manager of the employee’s absence within two days. An employee who is absent from work for a period of more than two days without satisfactory explanation shall be deemed to be absent without permission.

(6)	Employees on paid sick leave and hospitalisation leave shall be entitled to shift allowance.

CLAUSE 19 LONG TERM SICK LEAVE

(1)	In the event of an employee contracting any major illness (e.g. cancer or kidney failure) or tuberculosis which renders him unfit for work, upon management’s discretion and discussion with Union, the Company shall grant sick leave as follows:

(a)	First six months	- full pay

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(b)	Next six months	- half pay

(c)	A further six months	- no pay

The duration of the paid sick leave shall depend on the condition of the illness of the employee.

(2)	An employee shall forfeit the benefits in sub-clause (1) above in the event of the employee’s failing or refusing to undergo treatment or carry out any instructions that may be prescribed from time to time by the doctor in charge of the employee’s case.

CLAUSE 20 ANNUAL LEAVE

(1)	Every employee on all shifts except 12-hour shift shall be granted paid annual leave as follows:

(a)	For the 1st year of service	: 10 working days per year

(b)	2nd year of service	: 11 working days per year

(c)	3rd year of service	: 12 working days per year

(d)	4th year of service	: 13 working days per year

(e)	5th to 6th year of service	: 14 working days per year

(f)	7th year of service	: 15 working days per year

(g)	8th to 11th year of service	: 16 working days per year

(h)	12th year of service	: 17 working days per year

(i)	13th year of service	: 18 working days per year

(j)	14th and 15th year of service	: 19 working days per year

(k)	16th year of service and above	: 20 working days per year

(2)	Every employee on 12-hour shift shall be granted paid annual leave as follows:

(a)	For the first 2 years of service	: 8 working days per year

(b)	3rd year of service	: 9 working days per year

(c)	4th year of service	: 10 working days per year

(d)	5th to 6th year of service	: 12 working days per year

(e)	7th year of service	: 13 working days per year

(f)	8th to 11th year of service	: 14 working days per year

(g)	12th year of service	: 15 working days per year

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(h)	13th year of service	: 16 working days per year

(i)	14th year of service and above	: 17 working days per year

(3)	An employee shall be entitled to proportionate annual leave in respect of an incomplete year of service.

(4)	From the 2nd year of service, eligibility for annual leave shall commence in the calendar year in which the anniversary falls.

(5)	If an employee terminates the employee’s service, or has the employee’s service terminated before the employee has taken the employee’s annual leave, the Company shall pay for leave not taken as on the day of the termination of service.

(6)	Application for annual leave shall be made two working days in advance.

CLAUSE 21 MATERNITY LEAVE

(1)	A female employee who has completed 90 days of service in the company shall be entitled to paid maternity leave of 16 weeks, subject to the conditions stipulated in the Child Development Co-Savings Act.

(2)	A female employee who does not qualify under sub-clause (1) above but who has completed 90 days of service in the company shall be entitled to 8 weeks of maternity leave on full pay, if she has fewer than 2 living children, and another 4 weeks of maternity leave without pay, subject to the conditions stipulated in the Employment Act.

(3)	An application for maternity leave shall be supported by a certificate from a registered medical practitioner or a Government medical officer.

(4)	Maternity leave shall, as far as possible, be taken 4 weeks each before and after confinement.

(5)	Any absence from work due to miscarriage or for any other illness arising out of and in the course of pregnancy during the first seven months of such pregnancy shall not be considered as

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maternity leave, but shall be considered as normal sick leave under clause 19 of this Agreement.

(6)	If at the expiry of the maternity leave, the employee is medically certified as unfit for duty her absence shall be treated as normal sick leave in accordance with clause 18 of this Agreement.

CLAUSE 22 PATERNITY LEAVE

(1)	The Company shall grant every confirmed male employees with Non-Singapore Citizen child, two days of paid paternity leave on the occasion of the birth of his child, subject to a maximum of two days of paid paternity leave for the first 4 surviving children

(2)	To emphasise the importance of shared parenting responsibility, and to support fathers in bonding with and caring for their newborn, working fathers will receive one week of Government-Paid Paternity Leave, to be taken within 16 weeks after the birth of their Singapore Citizen Child. The one week of paternity leave will be funded by the Government (capped at $2,500 including CPF contributions). Paternity leave can be taken flexibly within 12 months after the birth of the child, if there is mutual agreement between the employer and employee. Working fathers will be entitled to the Government-Paid Paternity leave for all births provided they meet the following criteria:

(a)	Child is a Singapore Citizen born on or after 1 May 2013;

(b)	The child’s parents are lawfully married;

(c)	Father must have served his employer for a continuous duration of at least three calendar months immediately preceding the birth of the child.

(3)

To encourage shared parental responsibility and give working couples additional flexibility for care-giving arrangements, working fathers will also be entitled to share one week of the 16 weeks of maternity leave, subject to the agreement of the mother, if the mother qualifies for the Government-Paid Maternity Leave.

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Working fathers will be entitled to one week of shared parental leave provided they meet the following criteria:

(a)	Child is a Singapore Citizen born on or after 1 May 2013;

(b)	Mother qualifies for Government-Paid Maternity Leave;

(c)	Father is lawfully married to the child’s mother.

(4)	The shared parental leave is to be consumed as a continuous block within 12 months of the birth of the child. If there is mutual agreement between the employer and employee, the leave can be taken flexibly (i.e. in a non-continuous manner) within 12 months of the birth of the child. The one week of shared parental leave will be funded by the Government (capped at $2,500 including CPF contributions).

(5)	One week Paternity/Parental leave as mentioned in sub-clause (2) and (3) above is equivalent to:

(a)	5 working days for employees working on normal shift

(b)	3.5 working days for employees working on 12-hours shift

CLAUSE 23 MARRIAGE LEAVE

The Company shall grant five working days’ leave with full pay only on the occasion of the first marriage, and a properly authenticated certificate of such marriage shall be provided by the employee.

CLAUSE 24 COMPASSIONATE LEAVE

(1)	An employee shall be granted paid compassionate leave of three working days at any one time in the event of death of the employee’s spouse, parent, child, brother, sister, parent-in-law and grandparent.

(2) (a)	In the event of serious illness of the employee’s spouse, parent, child, brother, sister, parent-in-law and grandparent, compassionate leave shall be given sympathetic consideration without restriction.

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(b)	Serious illness shall be defined as illness requiring the patient to be on the dangerously ill list of any licensed hospital.

(3)	An employee requesting compassionate leave may be required by the Company to produce evidence that the leave is needed on bona fide grounds. If it is subsequently found that such leave has been obtained by misrepresentation of facts, the employee may render himself liable to disciplinary action by the Company.

CLAUSE 25 MEDICAL AND HOSPITALISATION BENEFITS

(1)	Medical Benefits

(a)	Every employee shall enjoy the privilege of free medical attention, treatment and medicine from the Company appointed doctors or a Government medical officer.

(b)	If an employee is not satisfied with the Company appointed doctor’s opinion, the employee may see the nearest Government medical officer. If the employee is certified sick by the Government medical officer, the Company shall reimburse the medical expenses and pay for the sick leave.

(c)	If the Government medical officer certifies the employee fit for work, the employee shall not be entitled to pay for time away from work or to reimbursement of expenses.

(d)	If an employee falls sick at home, the employee shall seek treatment from the Company appointed doctors or a Government medical officer. If the illness is an emergency, any registered medical practitioner may be contacted. In this case, the Company shall reimburse the medical expenses and grant paid sick leave (if applicable) to the employee only if the case has been certified as an emergency by the registered medical practitioner.

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(2)	Hospitalisation Benefits

Every employee shall be covered by the Company’s Group Hospitalisation and Surgical Insurance Plan. Subject to the provisions for room and board benefit under this plan, the normal ward assigned shall be “B1” ward accommodation in the event of the employee being hospitalised. A copy of the Company’s Group Hospitalisation and Surgical Insurance Plan shall be extended to all employees in the Company. Appendix II shows the schedule for this plan.

CLAUSE 26 FLEXIBLE BENEFITS

(1)	All active permanent full-time employees shall be eligible for flexible benefits up to a maximum amount of $450.00 per calendar year with effect from 1st January 2014. Any unutilised amount in a calendar year shall be forfeited.

(2)	The flexible benefit claims may be utilised to cover benefits stipulated under the Flexible Benefits policy.

CLAUSE 27 DENTAL TREATMENT

(1)	A confirmed employee may claim reimbursement from the flexible benefit claim for the cost of dental examination, scaling, x-ray, extraction and amalgam fillings. Such reimbursement shall be made only against a valid receipt from a registered dental practitioner.

(2)	An employee’s absence caused through dental illness shall on production of a medical certificate issued by a registered dental practitioner be treated as normal sick leave.

CLAUSE 28 BASIC LIFE INSURANCE

The Company shall insure every employee for an amount equivalent to 18 times of the employee’s last drawn monthly base salary. Employees may, if they so request, be allowed to take supplementary

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life insurance policy for additional sums in accordance with the Company’s Supplementary Life Policy. The premium required for such supplementary insurance cover shall be shared equally by the Company and the employee concerned.

CLAUSE 29 WORK INJURY COMPENSATION

(1)	Every employee shall be insured in accordance with the provisions of the Work Injury Compensation Act.

(2)	For injuries covered under the Work Injury Compensation Act, the Company shall keep the employee on full pay up to 14 days outpatient medical leave, and full pay up to 60 days hospitalization. Once this limit is reached, two-thirds of salary is payable up to a maximum period of one year following the date of the accident.

CLAUSE 30 SAVINGS PLAN

(1)	A confirmed employee may authorise the Company to open a Savings Account under the employee’s name with any bank in Singapore.

(2)	The entry dates of the Savings Plan are 1st January and 1st July of each year.

(3)	The employee may contribute up to a maximum of 10% of the employee’s monthly base salary to the Savings Plan. Upon receipt of the employee’s authorisation, the Company shall deduct the authorised amount, starting from entry dates per sub-clause (2).

(4)	For every dollar so deducted, the Company shall make a contribution of 15% of that amount.

(5)	The employee’s contributions are to be held in the Company’s books for six full months. At the end of each six-month contribution period, the employee’s contributions shall be

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credited to the employee’s bank account together with the Company’s contribution.

(6)	In the event an employee withdraws the employee’s share of contributions before they have been held for six full months, the employee shall not be entitled to receive the Company’s share of contribution.

(7)	In the event of withdrawal arising from serious need due to an emergency, an employee may apply to the Human Resources Manager for compassionate consideration to be entitled to receive the Company’s share of contribution.

CLAUSE 31 SAFETY COMMITTEE

The Company shall establish a safety committee in accordance with the Workplace Safety & Health Act, and shall invite Union representatives to sit on the committee.

CLAUSE 32 EDUCATION ASSISTANCE

The Company’s current Education Assistance Plan shall be continued.

CLAUSE 33 UNION’S DAY

At Management’s discretion, the Company shall provide one day’s special leave to all Union Branch officials on the Union’s Anniversary Day which is decided by the Union’s Executive Council and upon application by the Union.

CLAUSE 34 EQUAL REMUNERATION

(1)	Both parties accept that the principle of equal remuneration for men and women for work of equal value shall apply. “Remuneration” means salary (as defined in the Employment Act) and any other consideration, whether in cash or in kind, which the employee receives directly or indirectly, in respect of employment.

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(2)	The employer shall ensure the principles of equal remuneration for men and women for work of equal value are adhered to. Regardless of their gender, employees will be paid and rewarded based on the value of job, performance and contribution.

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IN WITNESS WHEREOF the parties hereto, have hereunto set their hands the day and year first above written.

Signed for and on behalf of:

AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD.	UNITED WORKERS OF ELECTRONICS & ELECTRICAL INDUSTRIES

/s/ David McIntyre	/s/ Heng Chee How
DAVID MCINTYRE	HENG CHEE HOW
Manufacturing Director	Executive Secretary

/s/ Theresa Lim	/s/ Tan Richard
THERESA LIM	TAN RICHARD
HR Director	General Secretary

/s/ Belinda Teng Bee Hong
BELINDA TENG BEE HONG
Branch Chairman

/s/ Pauline Tong
PAULINE TONG
Branch Secretary

/s/ Maznah Binte Ahmad
MAZNAH BINTE AHMAD
Branch Treasurer

In the presence of:

/s/ Tammy Lee Yin	/s/ Thanabalan Kunasegaran
TAMMY LEE YIN	THANABALAN KUNASEGARAN
HR Manager	Industrial Relations Officer

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Appendix I

(Clause 14)

AVAGO TECHNOLOGIES SINGAPORE EMPLOYEES’ AGREEMENT OF 2013

Materials

2007 CA Job Title	2013 CA Job Title	Job Level	Job Family	New Global Grade	Monthly Min (SGD)	Monthly Mid (SGD)	Monthly Max (SGD)
Mat’l Handler	Mfg Ops Support Mat’l Handling 1	ICA1-Entry	Operations Support Mat’l Handling	G10C	915	1,223	1,531
Storekeeper A	Mfg Ops Support Mat’l Handling 2	ICA2-Intermediate	Operations Support Mat’l Handling	G11C	1,023	1,362	1,700
Storekeeper B	Mfg Ops Support Mat’l Handling 3	ICA3-Career	Operations Support Mat’l Handling	G12C	1,200	1,600	2,000
Storekeeper C	Mfg Ops Support Mat’l Handling 4	ICA4-Expert	Operations Support Mat’l Handling	G13C	1,377	1,838	2,300

Mfg Operations Support – Process/Product

2007 CA Job Title	2013 CA Job Title	Job Level	Job Family	New Global Grade	Monthly Min (SGD)	Monthly Mid (SGD)	Monthly Max (SGD)
Operator	Mfg Ops Support Proc/Prod 1	ICA1-Entry	Operations Support Proc/Prod	G10B	750	1,000	1,250
QA Inspector	Mfg Ops Support Proc/Prod 2	ICA2-Intermediate	Operations Support Proc/Prod	G11B	900	1,200	1,500
Technical Operator A	Mfg Ops Support Proc/Prod 3	ICA3-Career	Operations Support Proc/Prod	G12B	985	1,308	1,638
Technical Operator B	Mfg Ops Support Proc/Prod 4	ICA4-Expert	Operations Support Proc/Prod	G13B	1,154	1,538	1,923

Wafer Fabrication – Ops Support

2007 CA Job Title	2013 CA Job Title	Job Level	Job Family	New Global Grade	Monthly Min (SGD)	Monthly Mid (SGD)	Monthly Max (SGD)
Fab Assistant A	Mfg Ops Support Fab 1	ICA1-Entry	Operations Support Fabrication	G10C	915	1,223	1,531
N.A	Mfg Ops Support Fab 2	ICA2-Intermediate	Operations Support Fabrication	G11C	1,023	1,362	1,700
Fab Assistant B	Mfg Ops Support Fab 3	ICA3-Career	Operations Support Fabrication	G12C	1,200	1,600	2,000
Fab Specialist	Mfg Ops Support Fab 4	ICA4-Expert	Operations Support Fabrication	G13C	1,377	1,838	2,300

Wafer Fabrication – Mfg Technician

2007 CA Job Title	2013 CA Job Title	Job Level	Job Family	New Global Grade	Monthly Min (SGD)	Monthly Mid (SGD)	Monthly Max (SGD)
N.A	Mfg Technician Fab 1	ICA1-Entry	Mfg Technician Fabrication	G12C	1,200	1,600	2,000
N.A	Mfg Technician Fab 2	ICA2-Intermediate	Mfg Technician Fabrication	G13C	1,377	1,838	2,300
N.A	Mfg Technician Fab 3	ICA3-Career	Mfg Technician Fabrication	G14C	1,561	2,077	2,600

Avago Technologies Singapore Employees’ Agreement of 2013 (ASCA)	Page 21 of 23

Administrative

2007 CA Job Title	2013 CA Job Title	Job Level	Job Family	New Global Grade	Monthly Min (SGD)	Monthly Mid (SGD)	Monthly Max (SGD)
Admin Assistant A	Prod Planning Support 1	ICA1-Entry	Planning Support	G11C	1,023	1,362	1,700
N.A	Prod Planning Support 2	ICA2-Intermediate	Planning Support	G12C	1,200	1,600	2,000
Admin Assistant B	Prod Planning Support 3	ICA3-Career	Planning Support	G13C	1,377	1,838	2,300
Admin Assistant C	Prod Planning Support 4	ICA4-Expert	Planning Support	G14C	1,561	2,077	2,600

Notes:

(1)	Min refers to Minimum of Salary Range
(2)	Mid refers to Mid point which is benchmarked against market base salary
(3)	Max refers to Maximum of Salary Range
(4)	The above salary ranges shall be reviewed annually to reflect market competitiveness

Avago Technologies Singapore Employees’ Agreement of 2013 (ASCA)	Page 22 of 23

Appendix II

(Clause 25)

AVAGO TECHNOLOGIES SINGAPORE EMPLOYEES’ AGREEMENT OF 2013

GROUP HOSPITALISATION AND SURGICAL INSURANCE PLAN

Maximum Per Policy Year (S$)

	Schedule of Benefits	S$
1	Daily Room and Board (daily maximum up to 120 days)	200	*
2	Intensive Care Unit (up to 30 days)	800 / day	*
3	Hospital Miscellaneous Services	6000	*
4	Surgical Benefit Subject to Schedule	7000	*
5	Daily In-Hospital Doctor’s Visit (daily maximum up to 120 days)	60	*
6	Diagnostic X-ray and Laboratory Fees (maximum per disability)	400
7	Specialist Consultation and Treatment (maximum per disability per policy year)	600
8	Emergency Outpatient Treatment	1000
9	Post Medical Hospitalisation Follow-up	1000	*
10	Death Benefit	3000

*	For items 1-5 and item 9, the coverage is S$15,000 per policy year subject to 4 bedded Govt. Ward.

Avago Technologies Singapore Employees’ Agreement of 2013 (ASCA)	Page 23 of 23